As filed with the Securities and Exchange Commission on

                           Registration No. 333-104132




                       Securities and Exchange Commission

                             Washington, D.C. 20549


                                   Form SB2/A
                                 Amendment No. 3
                          Registration Statement under
                           the Securities Act of 1933


                           Benacquista Galleries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

          Nevada                                              71-0928242
(State or other jurisdiction of                          (I.R.S. Employer
 Incorporation or organization)                         Identification Number)


                                      5990
                          (Primary Standard Industrial
                          (Classification Code Number)

                            15208 Jarrettsville Pike
                             Monkton, Maryland 21111
                                 (410) 303-9879
                               (410) 321-1799 Fax

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   James Price
                            15208 Jarrettsville Pike
                             Monkton, Maryland 21111
                                 (410) 303-9879
                               (410) 321-1799 Fax

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  With a copy to:

                            Jonathan Dariyanani, Esq.
                           1329 Clay Street, Suite 300
                             San Francisco, CA 94109
                                (415)699-7121 Tel
                               (415) 358-5548 Fax

     Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

    Concluding date of the offering:
    December 31, 2003

     If this form is filed to register additional securities for an offering under Rule 462(b) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [].
     If this form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [].
     If this form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [].
     If delivery of the prospectus is expected to be made under Rule 434, please check the following box [].

     If this form is filed to register securities for an offering to be made on a continuous or delayed basis in the future under Rule 415, please check the following box [X].



Calculation of registration fee

Title of
each class
of                     Amount of
securities             shares to       Proposed maximum     Proposed maximum    Amount of
to be                  be              offering price       aggregate           registration
registered             registered      per unit             offering price      fee (1)
---------------        -----------     ----------------     -----------------   ------------

Common shares           1,000,000       $ 1.00               $ 1,000,000         $ 80.90
to be sold by
company

Common shares           1,004,100       $ 1.00               $ 1,004,100         $ 83.40
to be sold by
selling
shareholders




     (1) Estimated solely for the purpose of computing the amount of the registration fee under Rule 457(o) of the Securities Act of 1933. The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting according to such Section 8(a), may determine.

Prospectus (subject to completion)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Issued [to be dated upon printing of prospectus] 2003




               2,004,100 Shares of Common Stock at $1.00 per share


                           BENACQUISTA GALLERIES, INC.

                                  COMMON STOCK


Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



This prospectus relates to our offering of 1,000,000 shares of our common stock at a price of $1.00 per share and the offering by certain selling shareholders of 1,004,100 shares of our common stock at a price of $1.00 per share. We will not receive any proceeds from the sale of any of the shares by selling shareholders. Both offerings will be sold at a fixed price of $1.00 per share until the completion of the offering. We will be offering for sale 1,000,000 shares of common stock in a self-underwritten, best efforts offering with no minimum amount of shares that must be purchased in order for us to use offering proceeds. This is our initial public offering, and no public market currently exists for any of our securities. No arrangements have been made to place funds in escrow, trust or any similar account. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

     Our selling shareholders are offering shares for sale at a price of $1.00 per share concurrently with the offering by the company. The offering of 1,004,100 shares by the selling shareholders could have a substantial negative effect on the price of Benacquista shares.


     To our knowledge, the selling shareholders have no arrangement with any brokerage firm for the sale of the Shares. The selling shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

This is a highly risky investment.

We have described these risks under the Caption "Risk Factors" beginning on page
7. These securities are not listed on any national securities exchange or the NASDAQ Stock Market. .



The primary offering by the company and the secondary offering by the selling shareholders will commence as soon as practicable after the effectiveness of this registration statement. The offerings will each terminate no later than December 31, 2003.



Price $1.00 a share



                   Price to            Sales                Proceeds to
                   public              commissions          selling stockholders

Per share....      $1.00               $0.00                 $1.00
Total.........     $1,004,100          $0.00                 $1,004,100

                   Price to            Sales                Proceeds to
                   public              commissions          company

Per share.....     $1.00               $0.00                 $1.00
Total.........     $1,000,000          $0.00                 $1,000,000

Table of contents                                                           Page


Inside front and outside back cover pages of prospectus                        2

Summary information risk factors                                               5

Risk Factors                                                                   7

Dilution                                                                      12

Use of proceeds                                                               14

Determination of offering price                                               16

Plan of distribution                                                          16

Selling security holders                                                      19

Legal proceedings                                                             24

Directors, executive officers, promoters and control persons                  24

Executive compensation                                                        25

Security ownership of certain beneficial owners and management                26

Description of securities                                                     28

Interest of named experts and counsel                                         29

Changes in and disagreements with accountants on accounting                   29
and financial disclosure

Disclosure of commission position on indemnification for                      30
securities act liabilities

Description of business                                                       31

Management's discussion and analysis                                          38

Description of property                                                       42

Certain relationships and related transactions                                43

Market for common equity and related stockholder matters                      45

Financial statements                                                          46

Summary information and risk factors



     Our selling shareholders are offering shares for sale at a price of $1.00 per share concurrently with the offering by the company. The offering of 1,039,000 shares by the selling shareholders could have a substantial negative effect on the price of Benacquista shares. The selling shareholders are more than doubling the amount of available shares for purchase by the public. It is substantially certain that this will have a negative effect on the price of Benacquista shares and may make it difficult for purchasers of the shares to resell the shares at a profit or at all. There is no arrangement to address this possible negative effect and Benaquista has not put any restrictions whatsoever on sales by the selling shareholders in order to address the effect of the selling shareholder sales on the price of Benacquista stock.


Prospectus summary

     You should read the following summary together with the more detailed information regarding Benacquista Galleries and the common stock being sold in this offering and our financial statements and notes appearing elsewhere in this prospectus.


Benacquista Galleries, Inc.
Principal Executive Offices
15208 Jarrettsville Pike
Monkton, Maryland 21111
(410) 303-9879
www.benacquistagalleries.com
----------------------------



     Benacquista Galleries, Inc. is a development stage company that was organized under Nevada law on January 17, 2003. We presently have no operations or customers. We intend to engage in the business of providing original works of art, lithographs, serigraphs, giclees, prints and sculpture to art collectors and art investors. Except for a small number of paintings purchased from our Chief Executive Officer, James Price, we have no art currently in inventory and intend to acquire art as funding and market conditions permit. We purchased 43 original works of art and 3 lithographs from our chief executive officer, including oil paintings, bronze and ceramic sculptures, drawings, mixed media, drawings, serigraphs and acrylics. We intend to market and distribute art via the Internet and a chain of galleries. Both an Internet sales capability and the galleries have yet to be developed. To date, we have derived no revenue, have no customers and are not yet offering our products and services for sale.


Key Terms of the Primary Offering


     We are offering for sale 1,000,000 common shares to the public at a price of $1.00 per share. This offering is a self-underwritten, best-efforts offering with no minimum amount of shares that must be purchased. There can be no assurance that we will be able to sell any of the shares we are offering. We have determined the initial offering price of the shares arbitrarily. The per share price bears no relationship to our assets, earnings, book value or any other set of traditional valuation criteria. If the offering is fully subscribed, we will raise $1,000,000, before expenses of the offering.




The Primary offering:

Common stock offered............................................1,000,000 shares

Common stock to be
outstanding
after this
offering...................................................... 11,000,000 shares


Use of proceeds................................ For general corporate purposes, including working capital, development of our website, the opening of our first gallery, staffing, advertising, marketing and sales expenses.

Key Terms of the Secondary Offering


     We are also registering 1,004,100 shares for sale by certain selling shareholders at a price of $1.00 per share. We will not receive any of the proceeds of any of the sales of the shares by the selling shareholders. We are paying the expenses for the registration of these shares by the selling shareholders. The selling shareholders will distribute their shares directly to individual purchasers or through a broker dealer or they will offer their shares for sale on the over the counter bulletin board market.

     The selling shareholders are more than doubling the amount of available shares for purchase by the public. It is substantially certain that this will have a negative effect on the price of Benacquista shares and may make it difficult for purchasers of the shares to resell the shares at a profit or at all. There is no arrangement to address this possible negative effect and Benaquista has not put any restrictions whatsoever on sales by the selling shareholders in order to address the effect of the selling shareholder sales on the price of Benacquista stock.



The foregoing information is based on the number of shares of common stock outstanding as of June 30, 2003.

SUMMARY FINANCIAL DATA


      The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to June 30, 2003 and the balance sheet data at June 30, 2003 come from Benacquista galleries audited Financial Statements included elsewhere in this Prospectus. The statement of operations data for the period inception to June 30, 2003 come from Benacquista Galleries audited financial statements for that period, which are included in this Prospectus. These statements include all adjustments that Benacquista Galleries considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended June 30, 2003 do not necessarily indicate the results to be expected for the full year or for any future period.

BALANCE SHEET DATA:


                                                             June 30, 2003

                                     ASSETS

Current Assets
     Cash                                                    $         279
     Inventory                                                     952,127
                                                                -------------

         Total Current Assets                                      952,406
                                                                -------------

     Total Assets                                            $     952,406
                                                                =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities
     Accounts payable                                         $      1,090
     Accrued interest                                               19,836
                                                                ------------

         Total Current Liabilities                                  20,926
                                                                ------------
Long-Term Liabilities
     Note payable to related party                                 952,127
                                                                ------------
         Total Long-Term Liabilities                               952,127
                                                                ------------
Stockholders' Equity (Deficit)
     Common stock - $0.001 par value; 50,000,000 shares
        authorized; 10,000,000 shares issued and outstanding       10,000
     Additional paid-in capital                                     9,500
     Deficit accumulated through the development stage            (40,147)
                                                                ------------
         Total Stockholders' Equity (Deficit)                     (20,647)
                                                                ------------
Total Liabilities and Stockholders' Equity (Deficit)           $  952,406
                                                                ============


STATEMENT OF OPERATIONS DATA:

                                                               For the Period
                                                              January 17, 2003
                                                             (Date of Inception)
                                                                 Through
                                                              June 30, 2003


         Revenue                                             $            --

         General and administrative expenses                          20,311
         Interest expense                                             19,836
                                                             ---------------

         Net Loss                                            $       (40,147)
                                                             ===============

         Basic and Diluted Income Per Share                  $          0.00
                                                             ===============

         Weighted Average Number of Shares
               Outstanding                                         9,819,277
                                                             ===============

Risk factors


     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Risks and uncertainties, in addition to those we describe below, that are not presently known to us, or that we currently believe are immaterial may also impair our business operations. If any of the following risks occur, our business could be harmed, the price of our common stock could decline and you may lose all or part of your investment.


Risks related to our business


Securing artists under contract, which we have not done to date, is critical to our ability to have art for sale on the Internet or in our galleries.


    Securing one or more artists under contract to sell their works through us involves a number of important steps:

o Establishing sufficient brand recognition to attract the attention of artists;
o Offering sufficient financial incentives and marketing resources as to attract appropriate artists;
o Successfully contracting with and keeping under contract appropriate artists together with their significant works


     Identifying and contracting with appropriate artists involves the successful execution of the above steps, which requires capital and human resources. We have not made any efforts to put artists under contract to date. We may not have sufficient capital or human resources to successfully accomplish these steps. If we fail to identify, contract with and retain appropriate artists, we will not have a successful product offering and will not attract customers, without whom we will not derive revenues and will be unable to continue operations.

We must build a website and retail gallery in order to be able to sell art to the public or we will not be able to derive any revenue.

    In order to establish these venues to market works of art we must establish;
o An Internet website highlighting all of our contracted artists and their works for sale;
o E-commerce capability on our Internet website so that we can sell art directly to on-line customers for delivery to their homes or offices;
o Retail galleries in leased locations which are appropriate to the demographics of our customers.

     All of these projects are in the very early stages of development and require substantial time and resources to complete. All that we have accomplished to date on our website is to identify our preferred website development and hosting company who could build a website for us if we had sufficient capital. We do not currently have the resources or staff to complete the projects and may not develop the technical, financial or human resources to complete these projects. Without completing these projects successfully, we will not have a mechanism for revenue and we will therefore not derive any revenue. Without revenue, we will quickly consume our available cash and may be forced to cease operations.

We have never sold any art and may never be able to do so profitably. Our failure to sell art profitably will drain available cash and eventually force us to cease operations.

     We have only been in business since January 17, 2003. There is no meaningful historical data for an investor to evaluate. As of June 30, 2003 we had $952,406 in assets and $973,053 in liabilities. We had $279 available in cash as of June 30, 2003. We have never derived any revenues or profits.
The revenue and income potential of our business and the market for on-line sales of artwork has to be proven. We will encounter risks and difficulties commonly faced by early-stage companies in new and rapidly evolving markets. We intend to make significant investments in our infrastructure, website and galleries. As a result, we anticipate having a net loss from operations in fiscal 2003 and may not be able to reach or sustain profitability in the future. If we fail to become profitable, we will exhaust available cash and financing and will be forced to cease operations.





Failure to develop the audience or to convert the audience to purchasers will result in insufficient sales and revenue and we may not be able to sustain operations.


      We expect that many of the same factors that will influence potential purchasers to visit our retail or on-line galleries will also control their purchasing. We may not be successful in achieving either of these ends without being able to:


         o Drive collectors and investors to our galleries and to an Internet site which we plan to build;
         o Sign kinds of artists and works under contract that will appeal to our customer demographic, both on-line customers and retail storefront customers;
         o Establish and enhance our infrastructure to handle a large amount of artists and their artwork;
         o Continue to research and develop precise locations for our galleries;
         o Diversify our product offerings to appeal to a more diverse range of art collectors and investors.


      Our investment in these programs will require substantial amounts of cash, which may not be available. Such expenditures will affect adversely our short-term profitability. Additionally, we may fail to successfully implement these programs or otherwise fail to develop a qualified audience of purchasers. Such a failure would impact revenues adversely, and cause our business to suffer. Without sufficient revenues, we will be unable to fund our ongoing operations and would have to cease operations.

We may not be able to compete effectively against dominant companies in the art gallery or the on-line art sales business because we lack the equipment, staff, strategic alliances and experience.

      There are numerous, well-financed competitors who offer artwork for sale through galleries and/or web sites which will directly compete with Benacquista for new artists, art collectors and art investors. Several competitors have larger staffs, more resources, more strategic alliances, more sophisticated equipment and more experience in the field of providing collectable artwork and accessories to the public than Benacquista Galleries does. These competitors include:

o        P and C Art
o        Herndon Galleries
o        Galleria De Sorrento
o        Art.com
o        Artvest.com


     We have not demonstrated that we can compete successfully against these competitors and we may not be able to in the future. If we are unable to effectively compete in the art industry, our results would be negatively affected, we may be unable to implement our plan and we might ultimately fail.


If Sole Officer and Director James Price leaves prior to securing a replacement, the company will be left without management or employees and its business operations would cease.

     Our sole director, chief executive officer and sole employee, James Price, is entirely responsible for the development and execution of our business. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason before we have hired additional personnel, we will fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop the body of artists, complete the website and secure retail gallery space for us. We will fail without Mr. Price or an appropriate replacement.


Conflicts of interest exist between Mr. Price's role as CEO of Benacquista and other business interests which may result in self-dealing and diminished corporate opportunities.

      Although Mr. Price's outside business interests do not concern art, there could arise a conflict with respect to potential financing partners, employees or strategic partners, retail space, or service providers of Benacquista and Mr. Price's outside business ventures. Mr. Price is also the Chief Executive Officer of Wine Purveyors International, Inc., a Nevada development stage company with plans to sell wine over the Internet and in retail locations. Wine Purveyors has also filed a registration statement on Form SB-2 with the SEC. Mr. Price may have conflicts between his duties to Benacquista and to Wine Purveyors related to potential investors, potential retail spaces, website contractors, his own time and attention, employees and sales people, among other conflicts. There can be no assurance that Mr. Price will resolve these conflicts in a way that is satisfactory for the shareholders of Benacquista. Mr. Price currently spends 10-20 hours per week on business matters related to Benacquista. He currently spends 10-20 hours per week on Wine Purveyors and spends 10-20 hours per week on Aero Financial, his consulting business. It is not anticipated that Mr. Price will materially increase his work hours at Benacquista. It is possible that Mr. Price's outside business interests and his lack of full-time commitment to Benacquista may materially damage our financial prospects and prospects for commercial success with our product offering.

Mr. Price has no prior experience in running an art gallery or an internet business and therefore may not be able to successfully manage the development or growth of Benaquista in either field.

     Mr. Price has no experience in running an art gallery or an internet business. Additionally, Mr. Price has no experience in running or being involved in a retail business of any kind.Although Mr. Price has some limited experience in purchasing art on the open market, this experience may not be useful in purchasing art for the retail market. Both the retail art and internet business present serious managerial and operational challenges. Mr. Price's inexperience may cause us to make serious mistakes in the development or implementation of our business plan which could make it impossible for us to profitably purchase and offer art for sale, either in galleries or on the Internet. He may be unable to develop or grow a business in this field due to his inexperience.



Risks related to this offering


     Concurrent, unrestricted sales of 1,004,100 shares of stock by our selling shareholders could have a huge negative impact on our share price, the market for our shares and the success of the primary offering by the company.

     Our selling shareholders are offering shares for sale at a price of $1.00 per share concurrently with the offering by the company. The offering of 1,004,100 shares by the selling shareholders could have a substantial negative effect on the price of Benacquista shares. The selling shareholders are more than doubling the amount of available shares for purchase by the public. It is substantially certain that this will have a negative effect on the price of Benacquista shares and may make it difficult for purchasers of the shares to resell the shares at a profit or at all. There is no arrangement to address this possible negative effect and Benaquista has not put any restrictions whatsoever on sales by the selling shareholders in order to address the effect of the selling shareholder sales on the price of Benacquista stock.

We may not be able to raise sufficient proceeds from this offering to commence operations. Without being able to commence operations, we will not have a means to acquire or sell artwork and would never be operational or profitable, resulting in a total loss of your investment.

         We believe that we will have to raise at least $250,000 in proceeds from this offering to commence operations as currently planned. As we will be spending proceeds as they come in, we may spend offering proceeds without being able to complete a viable product offering. There are no other sources of financing sufficiently certain to ensure even a minimum level of operations for us. If we fail to raise $250,000, we may spend proceeds of the offering without commencing operations, thus resulting in a total loss of your investment.


Our stock price may experience volatility because of competitive developments and other factors beyond our control, and you may lose all or a part of your investment.


        The market prices of stock for companies, which provide artwork, supplies or services particularly following an initial offering, often reach levels that bear no relationship to the past or present operating performance of those companies. These market prices may not be sustainable and may be subject to wide variations. Our stock may be volatile because our shares have not been traded publicly. Following this offering, the market price for our common stock may experience a substantial decline. The price at which shares purchased in the offering can be sold may be substantially lower than the offering price. No public market may develop at all for the shares and you may therefore never be able to sell your shares. The market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

          o Fluctuations in stock market prices and volumes; particularly among securities of companies that provide E-Commerce related services;
         o Discussion of Benacquista Galleries or our stock price in online investor communities such as chat rooms;
         o Changes in market valuations of similar companies;
         o Announcements by Benacquista or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;
         o Variations in our quarterly operating results;
         o Additions or departures of key personnel.


        An active public market for our common stock may not develop or sustain after the offering. We determined the offering price without negotiation and with no reference to established valuation criteria, such as book value. This price may not be indicative of prices that will prevail in the trading market. As a result, you may not be able to sell your shares of common stock at or above the offering price.

As a new investor, you will incur substantial dilution as a result of this offering and future equity issuances, and as a result, our stock price could decline.


        The offering price is substantially higher than the pro forma, net tangible book value per share of our outstanding common stock. As a result, investors purchasing common stock in this offering will incur immediate dilution of $0.91 per share. This dilution is due in large part to earlier investors in our company having paid substantially less than the initial public offering price when they purchased their shares. The exercise of outstanding options and warrants and future equity issuances, will result in further dilution to investors.



    The following table presents the dilution that can be expected assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company.


------------- ------------- ----------- -------------- --------------------

Percent Sold  Shares        Price per   Dilution       Net tangible book
                            Share                      value per share

------------- ------------- ----------- -------------- --------------------
------------- ------------- ----------- -------------- --------------------

100           1,000,000     $1.00       0.91           0.0918

------------- ------------- ----------- -------------- --------------------
------------- ------------- ----------- -------------- --------------------

75            750,000       $1.00       0.93           0.0691

------------- ------------- ----------- -------------- --------------------
------------- ------------- ----------- -------------- --------------------

50            500,000       $1.00       0.95           0.0464

------------- ------------- ----------- -------------- --------------------
------------- ------------- ----------- -------------- --------------------

25            250,000       $1.00       0.98           0.0236

------------- ------------- ----------- -------------- --------------------



We do not plan to pay dividends in the foreseeable future.


        We do not anticipate paying cash dividends to our stockholders in the foreseeable future. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to recover their investment. Investors seeking cash dividends should not purchase our common stock.

Insiders who hold 89.7% of our outstanding stock have substantial control over Benacquista Galleries that could delay or prevent a beneficial change in corporate control.



     We anticipate our chief executive officer and director James Price and entities affiliated with him, in the aggregate, beneficially own approximately 89.7% of our outstanding common stock. If these stockholders acted together, they would be able to exercise significant control over all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions, which may have the effect of delaying or preventing a third party from acquiring control over us, even if such a transaction would be beneficial to the shareholders.


The report of our independent auditors expresses substantial doubt about our ability to continue as a going concern. The report of our independent auditors located in this filing indicates a substantial doubt about our ability to continue as a going concern due to lack of sufficient working capital and operating history. Our working capital is severely limited and we have no operating history . We may not have enough working capital to survive or to sustain losses and our business might fail as a result.

Special note regarding forward-looking statements

Some of the statements under "Prospectus summary," "Risk factors," "Plan of operation," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology.

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

Dilution

     If you invest in our shares, your interest will be diluted to the extent of the difference between the price per share of $1.00 for this offering and the net tangible book value per share of our stock upon the completion of this offering.

     The net tangible book value attributable to our shares as of June 30, 2003 was ($20,647), or ($0.002) per share. Net tangible book value per share of common stock is determined by dividing the number of outstanding shares of common stock into the net tangible book value attributable to our common stock, which is our total tangible assets less our total liabilities. After giving effect to the sale common stock by us in this offering at a price of $1.00 per share, , and after deducting the offering expenses payable, the adjusted net tangible book value attributable to our common stock as of June 30, 2003 would have been approximately $954,353, or $0.087 per share. This represents an immediate increase in net tangible book value of $0.089 per share to the holders of our existing common stock and an immediate dilution of $0.913 per share to new investors purchasing shares stock at the offering price of $1.00 per share. The following table illustrates the per share dilution:

    Offering price per share.............                                 $1.00
      Net tangible book value per share of common stock as of
         June 30, 2003........................................          $(0.002)
      Increase per share of common stock attributable to this
         offering...............................................         $0.089
                                                                          -----
    Adjusted net tangible book value per share of common stock
      after the offering......................................           $0.087
                                                                         ------
    Dilution per share to new investors...........                       $0.913
                                                                         ======

     The following table summarizes as of June 30, 2003, the number of shares of common stock purchased from us, the total consideration paid to us attributable to our common stock and the average price per share of common stock paid by the holders of our existing common stock and by investors purchasing shares in this offering (before deducting the offering expenses payable by us):

                                  SHARES OF COMMON STOCK
                                         PURCHASED             TOTAL CONSIDERATION      AVERAGE PRICE
                                  -----------------------    -----------------------
                                    NUMBER       PERCENT        AMOUNT       PERCENT    PER SHARE
                                  -----------    --------    ------------    -------    ---------
    Existing stockholders.......  10,000,000      90.9%     $   10,000         0.01%     $  0.001
    New stockholders............   1,000,000       9.1%     $1,000,000        99.99%     $  1.00
                                  ----------      -----      ------------     -----
              Total.............  11,000,000       100%     $1,010,000          100%
                                  ==========      =====      ============     =====




         As of June 30, 2003, there were also outstanding the following, which were not included in the preceeding tables or calculations:

         - warrants to purchase a total of 1,000,000 shares of stock at a per share exercise price of $1.00.

Use of proceeds



     Secondary Offering


     Certain shareholders of our common stock will be selling shares in this offering. The proceeds from the sale of shares of our common stock by selling shareholders will be received directly by the selling stockholders. We will receive no proceeds from the sale of the common stock offered by selling shareholders under this prospectus.


     Primary Offering


      We estimate our net proceeds from the sale of 1,000,000 shares of common stock in this offering will total $975,000 based on an assumed offering price of $1.00 per share and after deducting offering expenses, which are payable by us. The principal purposes of this offering are to establish a public market for our common stock, increase our visibility in the marketplace and facilitate our future access to public capital markets.

        The amounts that we actually expend for working capital and other general corporate purposes will vary significantly depending on a number of factors, including future revenue growth, if any, and the amount of cash that we generate from operations. As a result, we will retain broad discretion over the allocation of the net proceeds of this offering. Pending these uses, we will invest the net proceeds of this offering in short-term money market and money market equivalent securities.


         In the event that the proceeds of the offering are insufficient to pay offering expenses, we will be forced to defer payment of offering expenses until either:

o  Revenues are derived from sales of artwork; or

o We are able to borrow sufficient amounts from our chief executive officer, shareholders or others to pay the offering expenses; or

o We are able to conduct another offering with sufficient proceeds to pay the expenses.

         No proceeds of the offering will be used to pay any debts to related parties nor to pay any accrued but unpaid salary for our chief executive officer James Price.

    Use of Proceeds Table

    The following table presents the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company.

------------- ------------- ---------------------------------------------------------------------------------------------------

                                 Less                    Net                  Uses Of
Gross                            Offering                Proceeds             Proceeds/Percentage
Aggregate                        Expenses                After                of Net
Proceeds                         Expenses                Proceeds
------------- ------------- ---------------------------------------------------------------------------------------------------
------------------------------- ----------------------- --------------------- ------------------------------------------------
$1,000,000 - 100%               $25,000                 $975,000              $200,000/20.5% General Admin
                                                                              $200,000/20.5% Leasehold Improvements
                                                                              $200,000/20.5% Art Inventory
                                                                              $100,000/10.2% Payments to Artists
                                                                              $100,000/10.2% Sales & Marketing
                                                                              $  75,000/  7.7% Rent and salaries retail store
                                                                              $  50,000/  5.2% Internet Marketing
                                                                              $  25,000/  2.6% Internet Website
                                                                              $  25,000/  2.6% Internet Alliances

                                                                              $975,000/100 % Total
------------------------------- ----------------------- --------------------- ------------------------------------------------
------------------------------- ----------------------- --------------------- ------------------------------------------------

$750,000 - 75%                  $25,000                 $725,000              $150,000/20.7% General Administration
                                                                              $150,000/20.7% Leasehold Improvements
                                                                              $150,000/20.7% Art Inventory
                                                                              $75,000/10.2% Sales & Marketing
                                                                              $70,000/9.7% Payments to Artists
                                                                              $60,000/8.3% Rent and salaries retail store
                                                                              $40,000/5.5% Internet Marketing
                                                                              $15,000/2.1% Internet Alliances
                                                                              $15,000/2.1% Internet Website

                                                                              $725,000/100% Total

------------------------------- ----------------------- --------------------- ------------------------------------------------
------------------------------- ----------------------- --------------------- ------------------------------------------------
$500,000 - 50%                  $25,000                 $475,000              $95,000/20.0% General Administration
                                                                              $95,000/20.0% Leasehold Improvements
                                                                              $95,000/20.0% Art Inventory
                                                                              $50,000/10.5% Sales & Marketing
                                                                              $45,000/9.5% Payments to Artists
                                                                              $45,000/9.5% Rent and salaries retail store
                                                                              $25,000/5.3% Internet Marketing
                                                                              $15,000/3.1% Internet Website
                                                                              $10,000/2.1% Internet Alliances

                                                                              $475,000/100% Total


------------------------------- ----------------------- --------------------- ------------------------------------------------
------------------------------- ----------------------- --------------------- ------------------------------------------------

$250,000 - 25%                  $25,000                 $225,000              $40,000/17.8% General Administration
                                                                              $40,000/17.8% Art Inventory
                                                                              $35,000/15.6% Leasehold Improvements
                                                                              $30,000/13.3% Rent and salaries retail store
                                                                              $25,000/11.1% Sales & Marketing
                                                                              $20,000/8.9% Payments to Artists
                                                                              $20,000/8.9% Internet Marketing
                                                                              $15,000/6.6% Internet Website

                                                                              $225,000/100% Total
------------------------------- ----------------------- --------------------- ------------------------------------------------

Categories of Expenditure Explained

General Administration constitutes our anticipated office expenses, telecommunication, printing, postage, salaries for our chief executive officer, a controller/financial officer, a paralegal for securities compliance issues, audit and legal expenses, insurance and travel.

Leasehold improvements are the portion of funds required to make a leased gallery space ready for use by us as a retail gallery. These improvements might include lighting, flooring, electrical, HVAC and painting.

Sales and Marketing includes any expenses we must pay on behalf of commissioned salespeople, attendance at trade shows, advertising and hiring of a full-time sales person.

Rent and salaries retail store includes any salaries or unpaid commission advances for managers and sales people in our retail galleries as well as rent for those galleries.

Payments to artists includes payments that we must make to artists either to guarantee their exclusivity or to have them promote or appear in our stores.

Art inventory includes payments to artists or other suppliers for art inventory to be carried in our retail stores or sold on the web.

Internet marketing includes payments to other websites, banner ads, pop up ads, direct email marketing campaigns and other forms of advertising for our stores and internet site on the internet.

Internet website includes the costs to design, host and maintain our internet website and e-commerce capability.

Salaries. The only use of proceeds categories that will be used for salaries are general administrative, sales and marketing and rent and salaries retail stores. We anticipate that the substantial majority of funds allocated for these purposes will be spent on salary, approsimately 60-70% of the amounts listed in each category. Mr. Price will begin taking an annual salary of $60,000, should the offering become fully subscribed. We do not intend to provide Mr. Price with benefits of any kind. We anticipate that no more than $100,000 in total proceeds will be used to pay a salary for Mr. Price during the first 18 months of operation after the offering is fully subscribed. Should our revenues not be sufficient to support Mr. Price's $60,000 salary, Mr. Price intends to forgo a salary should the company not be able to pay his salary from revenues after 18 months.



The Art to be purchased as an asset from the use of the offering proceeds will be acquired from galleries and private artists who have not yet been identified. None of the proceeds will be used to purchase art from Mr. Price or any other related or affiliated party.

If the gross proceeds from the offering fall below $250,000, we will use the proceeds first to develop an internet website and sales capability, second to open a retail location, third for sales, advertising and marketing.

Determination of the offering price


     The selling shareholders may offer their stock through privately negotiated transactions at a per share price of $1.00. After our shares are quoted on the OTC Bulletin Board, selling shareholders may sell their shares on the OTC Bulletin Board or in private transactions for $1.00 per share. This price does not bear any relation to traditionally recognized criteria of value, book value, or other objective measure of the value of the shares.


     We have arbitrarily determined the offering price of $1.00 per share. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. The price per share in this offering is substantially above its net tangible book value, and we cannot assure you that the price will accurately reflect a market price for the shares. Among factors considered by us in determining the offering price were:

o        Estimates of our business potential;

o        Our limited financial resources;

o        The amount of equity desired to be retained by present stockholders;

o        The amount of dilution to the public; and

o        The general condition of the securities markets.

Transfer agent and registrar

    The company currently acts as its own transfer agent and registrar.

Plan of distribution


     There are two separate offerings taking place, one by the company of 1,000,000 and one by the selling shareholders of 1,004,100 shares.


     Our selling shareholders are offering shares for sale at a price of $1.00 per share concurrently with the offering by the company. Both offerings will be sold at a fixed price of $1.00 per share until the completion of the offering. The offering of 1,004,100 shares by the selling shareholders could have a substantial negative effect on the price of Benacquista shares. The selling shareholders are more than doubling the amount of available shares for purchase by the public. It is substantially certain that this will have a negative effect on the price of Benacquista shares and may make it difficult for purchasers of the shares to resell the shares at a profit or at all. There is no arrangement to address this possible negative effect and Benaquista has not put any restrictions whatsoever on sales by the selling shareholders in order to address the effect of the selling shareholder sales on the price of Benacquista stock. Shares sold by the selling shareholders will be sold at $1.00 per share and we will not receive any of the proceeds. The selling shareholders may sell their shares in private transactions or on the OTC bulletin board, should our stock be quoted for trading on the OTC bulletin board.

     To our knowledge, the selling shareholders have no arrangement with any brokerage firm for the sale of the Shares. The selling shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

     Sole officer and director James Price is also the sole officer and director of Wine Purveyors International, Inc., a Nevada corporation. Wine Purveyors is also conducting an offering during the same period that Benacquista is conducting its offering under a similar business plan with a similar class of products. It is possible that the offering by Wine Purveyors will dilute the pool of potential investors for Benacquista, thus reducing the amount of proceeds that Benacquista might raise in this offering. In addition, if the Wine Purveyors offering is undersubscribed or otherwise unsuccessful, potential investors may draw negative conclusions about Benacquista due to the similarities between the two companies.

        Shares sold by the company will be offered and sold directly by officer and director James Price at a price per share of $1.00 and will be sold to acquaintances of our officer and director, James Price, who will receive no compensation from such sales.

     Mr. Price has no arrangements or agreements currently with any such acquaintances. Mr. Price is not a broker-dealer nor is he an affiliate of a broker-dealer. These sales by James Price qualify for exemption from broker dealer registration requirements as provided in Rule 3a4-1 of the Exchange Act.

James Price:

o is not subject to statutory disqualification or otherwise prohibited from assisting us in the offer and sale of the shares;
o is not compensated based directly or indirectly on transactions in securities;
o is not a broker-dealer nor an associated person of a broker dealer and has not been such within the last 12 months;
o performs and is expected to perform substantial duties for us not related to transactions for securities;
o has not been involved in the issuance of securities from any issuer during the last 12 months under this rule.

Selling stockholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions at a price of $1.00 per share:

o Transactions in the over-the-counter market;

o Transactions on a stock exchange that lists our common stock; or

o Transactions negotiated between selling stockholders and purchasers, or otherwise.

Blue Sky


         The company intends to sell the shares in the states listed below, relying on an exemption from registration as listed below:

Florida - Exempt from registration under the limited offering exemption
517.061 (11)

Nevada - Exempt from registration under the limited offering exemption NRS 90.530 (10)and NRS 90.530 (11)

         The selling shareholders may also sell their shares in the states listed above.

      Broker-dealers may purchase shares directly from a selling stockholder or sell shares to someone else on behalf of a selling shareholder. Broker-dealers may charge commissions to both selling stockholders selling common stock, and purchasers buying shares sold by a selling stockholder. If a broker buys shares directly from a selling stockholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the selling stockholder for the resale. To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. We will also file a post-effective amendment to the registration statement to amend the prospectus to disclose pledges, donees, transferees and other successors in interest. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.

Selling shareholders


     These selling shareholders are friends, social acquaintances, former colleagues, college acquaintances and former clients of Mr. Price. Mr. Price contacted them via telephone, email or mutual acquaintance. None of these individuals were or are business contacts of Global Financial of Bel Aire, Maryland. Mr. Price has not had any affiliation with Global Financial since he left there in 1997. He will not now or in the future solicit clients or business contacts of Global Financial to purchase shares in the company.

     These selling shareholders are also shareholders in Wine Purveyors International, Inc., a Nevada corporation with a similar business plan for selling wine through the Internet and at retail which is also conducting an offering of securities during the same time that the present offering is being conducted. James Price is the sole officer and director of both companies.


Selling shareholders


                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)


Name and address
of beneficial owner



Timothy J. Rieu                     400,000          4.0          400,000       0                 0
3325 Great Valley Drive
West Friendship, MD 21794

David Pieffer                       400,000          4.0          400,000       0                 0
919 Whispering Ridge Lane
Bel Air, MD 21014

David H. Grimm                      200,000          2.0          200,000       0                 0
7 Snowberry Court
Cockeysville, MD 21030

Mohsen Abdoun                           100          0.0              100       0                 0
284 Longhurst Loop
Ocoee, FL 32761

American Management Group, Inc.         100          0.0              100       0                 0
PO Box 1628
Broomfield, CO 80038

James Anstatt                           100          0.0              100       0                 0
103 River Road E-4
Nutley, NJ 07110

Kenneth P. Barychko                     100          0.0              100       0                 0
891 Stapleton Ave.
Brick, NJ 08723

Margaret L. Beattie                     100          0.0              100       0                 0
2339 S Balsam Street
Lakewood, CO 80276

Debra Bloch                             100          0.0              100       0                 0
2853 Front Royal Drive
Colorado Springs, CO 80919


                                       20


                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)



Lisa Canada                             100          0.0              100       0                 0
2025 Hwy. 66 South
Kernersville, NC 27284

Daniel Coyle                            100          0.0              100       0                 0
197 Columbia Ave.
Jersey City, NJ 07307

Kevin Crane                             100          0.0              100       0                 0
49 Finnegan Ave.
Saddlebrook, NJ 07663

Mark C. Dorman                          100          0.0              100       0                 0
5450 S. Vivian Street
Littleton, CO 80127

Mary Anne Doyle                         100          0.0              100       0                 0
2050 N.E. 27th Ave.
Pompano Beach, FL 33062

Dave Faulkner                           100          0.0              100       0                 0
6635 Skyhawk Court
Colorado Springs, CO 80919

Sharon Gathings                         100          0.0              100       0                 0
1020-2 Brookstown Ave.
Winston-Salem, NC 27023

Gary Green                              100          0.0              100       0                 0
21205 Cimarron Place
Centennial, CO 80015

Barry Howard                            100          0.0              100       0                 0
4310 Clarksburg Road
Clemmons, NC 27012


                                       21




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)



Mark Idol                               100          0.0              100       0                 0
386 Meadowlark Road
Thomasville, NC 27360

Gary Joehnk                             100          0.0              100       0                 0
697 2nd Street
Secaucus, NJ 07094

Nancy Klingler                          100          0.0              100       0                 0
109 Oak Leaf Lane
Longwood, FL 32779

Michael Lapato                          100          0.0              100       0                 0
1225 S. Gaylord Street
Denver, CO 80210

Douglas Mason                           100          0.0              100       0                 0
132 Western Villa Drive
Clemmons, NC 27012

Alexandra Nunez                         100          0.0              100       0                 0
21640 N. 19th Ave. Ste. C-8
Phoenix, AZ 85027

Bart Palumbo                            100          0.0              100       0                 0
102 Hague Street
Jersey City, NJ 07307

Anthony Parker                          100          0.0              100       0                 0
6710 S.W. 10th Court
Ft. Lauderdale, FL 33068

Scott H. Phillips                       100          0.0              100       0                 0
2340 N.E. 13th Street
Pompano Beach, FL 33062


                                       22




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)



Vincent Puzio                           100          0.0              100       0                 0
3530 F. Castleford Court
Winston-Salem, NC 27106

Michael Ransel                          100          0.0              100       0                 0
1559 South Elizabeth Street
Denver, CO 80210

Keith Renee                             100          0.0              100       0                 0
416 West Crystal Drive
Sanford, FL 32773

Richard Schreck                         100          0.0              100       0                 0
8239 Arrowhead Way
Lone Tree, CO 80124

Raymond Simpkiss                        100          0.0              100       0                 0
4844 Baux Mountain Road
Winston-Salem, NC 27105

William Slack                           100          0.0              100       0                 0
616 E 4th Street
Florence, CO 81226

Becky Sober                             100          0.0              100       0                 0
101 Broadway Street
Penrose, CO 81240

Wesley J. Strich                        100          0.0              100       0                 0
1315 Burns Ave.
Toms River, NJ. 08753

Mathew Sturm                            100          0.0              100       0                 0
1901 N.W. 49th Ave.
Coconut Creek, FL 33063


                                       23




                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially                 Number of       Percentage of
                                    beneficially  owned                        shares          shares
                                    owned         before         Number of     beneficially    beneficially
                                    before        offering       shares to     owned after     owned after
                                    offering      (%)            be sold       offering        offering (%)



Gary Tice                               100          0.0              100       0                 0
4 Barrington Drive
Littleton, CO 80127

Gavin Tuker                             100          0.0              100       0                 0
21640 North 19th Ave. Ste. C-8
Phoenix, AZ 85027

Frederic Vagnini                        100          0.0              100       0                 0
1600 Stewart Ave.
Westbury, NY 11590

Dianne Vandenburg                       100          0.0              100       0                 0
30954 Highway 24
Simla, CO 80835

John Walker                             100          0.0              100       0                 0
204 Georgetown Drive
Elon College, NC 27244

Michael White                           100          0.0              100       0                 0
156 Washington Ave.
South Amboy, NJ 08879

Rosemary K. Wilkin                      100          0.0              100       0                 0
3950 Zephyr Drive
Wheatridge, CO 80033

Randy Wood                              100          0.0              100       0                 0
2670 Piney Mountain Road
Walnut Cove, NC 27052



No selling shareholder has or has had a material relationship with Benacquista
Galleries.


Legal proceedings

We are not a party to any legal proceedings.

Executive officer, control person and director


Our sole executive officer and director and his age, as of June 30, 2003, is as follows: Executive officer and director:



James Martin Price, 40 years old Executive officer and director:


     James Price, chief executive officer, principal accounting officer and director. Mr. Price currently serves as the president of Aero Financial, Inc. located in Monkton, Maryland, through which he provides public relations consulting services directly to executives and corporations. He has served in this capacity at Aero Financial since February of 2002. Mr. Price also serves as Sole Director and Chief Executive Officer of Wine Purveyors International, Inc. of Lutherville, MD, where he is the sole employee and has all management and operational responsibilities and has served in that capacity since January, 2003. From December of 1997 until February of 2002, Mr. Price was chief executive officer of Columbia Financial Group, Inc. of Lutherville, Maryland, an investor relations firm, where he was responsible for developing an employee benefit plan and training program for Columbia's employees and where he also developed and maintained corporate policies and procedures. From February of 1995 until December of 1997, Mr. Price was a stockbroker employed by Global Financial in Bel Air, Maryland. From September of 1980 until June of 1982, Mr. Price attended Eastern Washington University in Cheney, Washington, where he took general studies courses with an interest in art history. Mr. Price is a veteran of the U.S Army, serving from September of 1982 until September of 1985.


     Mr. Price currently spends 10-20 hours per week on Benacquista Galleries matters. It is possible that Mr. Price's outside business interests and his lack of full-time commitment to Benacquista Galleries may materially damage our financial prospects and prospects for commercial success with our business model.

     The selling shareholders in this offering are friends, social acquaintances, former colleagues, college acquaintances and former clients of Mr. Price. Mr. Price contacted them via telephone, email or mutual acquaintance. None of these individuals were or are business contacts of Global Financial of Bel Aire, Maryland. Mr. Price has not had any affiliation with Global Financial since he left there in 1997. He will not now or in the future solicit clients or business contacts of Global Financial to purchase shares in the company.

In addition, Timothy J. Rieu may be deemed a control person.

Timothy J. Rieu, 45 years old. Mr. Rieu currently serves as the principal of XCL partners, a consulting firm in Lutherville, Maryland which provides business advice to small companies. Mr. Rieu has served in this capacity since December of 2002. From January of 1996 until December of 2002, Mr. Rieu was employed as the President and Chief Financial Officer of Columbia Financial Group, a public relations consulting firm

Mr. Rieu's address is 3325 Great Valley Drive West Friendship, MD 21794

Sole Director

     Our sole director is James Price. Mr. Price holds office until his term expires or until he or his successor is duly elected and qualified.


Board committees

None.

Director compensation.

     Our director does not currently receive any cash compensation for services on the board of directors or any committee thereof, but as a matter of company policy, directors may be reimbursed for expenses in connection with attendance at board and committee meetings.

Executive compensation


    The following table presents the compensation earned, awarded or paid for services rendered to us in all capacities since the commencement of our operations by our chief executive officer; there are no other executive officers.





              Summary compensation table for Inception through June 30, 2003

            Annual compensation                       Long-term compensation awards
            ------------------------------            -----------------------------

Name,                                     Other              Restricted         Securities
Principal                                 annual             stock              underlying         All other
Position        Salary($)  Bonus($)       compensation($)    award(s)($)        options(#)         compensation
James Price,
CEO/Director     $0 *       0              0                  0                  0                  0


*James Price has not yet drawn any salary from Benacquista Galleries. It is anticipated that Mr. Price will begin taking a salary of $60,000 beginning December 31, 2003, provided that the offering is fully subscribed. Mr. Price does not intend to begin taking or accruing a salary until the company has sold all 1,000,000 shares at $1.00 per share. As there can be no assurance that this will ever happen, Mr. Price may serve indefinitely without a salary.


No proceeds of the offering will be used to pay any debts to related parties, although proceeds will be used to pay salaries, including a salary to chief executive officer and director James Price as well as other employees whom we may hire. Mr. Price will not receive any reimbursement for any salary he has elected to forego. Mr. Price will not receive any compensation of any kind for sales that he facilitates of our shares in this offering.

Option grants since inception and aggregate option exercises during last fiscal year and fiscal year-end option values. Since inception, we have not granted any stock options to any individual, including our chief executive officer. We anticipate granting options to various employees, directors and consultants. Any such grants will be made at an exercise price equal to the fair market value of our common stock as determined by our board of directors pursuant to an equity compensation plan. We do not have an equity compensation plan in place.


We have no employment agreements with any of our employees.

Employee benefit plans

We do not currently have any employee benefit plans.

Security ownership of certain beneficial owners and management


The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2003, by:

o        each named executive officer;
o        each of our directors;
o        our chief executive officer and sole director; and
o each person or group of affiliated persons who is known by us to own beneficially 5% or more of our common stock;


     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 30, 2003, are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other person. As of June 30, 2003 no individual listed in the table below owned any options or warrants purchasing any of our common or preferred stock.

     Except as indicated in the footnotes to this table and as required under applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage of ownership is based on 10,000,000 shares of common stock outstanding on June 30, 2003. Unless otherwise indicated, the address of each of the individuals named below is 15208 Jarrettsville Pike, Monkton, Maryland 21111.

     The following table also includes information with respect to the common stock beneficially owned by our chief executive officer and sole director and 5% or greater shareholders as of June 30, 2003. The stockholders provided us the information included in the table below. To our knowledge, each of the stockholders has sole voting and investment power over the shares of common stock listed in the table below.

Name and address of beneficial owner

Our Chief Executive Officer and Sole Director as of June 30, 2003


Title of class   Name and address of     Amount and nature of   Percent of class
                 beneficial owner        beneficial owner


Common           James Price (1)            8,969,100                89.7 %

Common           Friends and acquaintances
                 of James Price who as a
                 group own (5)               1,030,900                 10.3%


Common           Timothy J. Rieu  (2)(4)     1,400,000                13.1 %(3)


(1) Mr. Price is the only officer, director and the sole person to own 5% or more of the outstanding shares. His address is 15208 Jarrettsville Pike, Monkton, Maryland 21111.

(2) Mr. Rieu is the principal of XCL Partners who is located at 3325 Great Valley Drive, West Friendship, MD 21794. Assumes full exercise of warrants but before any shares are sold in this offering. Timothy J. Rieu is the sole proprietor of XCL Partners.

(3) There are 10,000,000 shares of issued and outstanding stock. The exercise of this warrant will result in the issuance of another 1,000,000 common shares. The 9.1 % of class assumes the issuance of another 1,000,000 shares under the warrant reflecting XCL Partners ownership on a fully dilutive basis.

(4) We have counted Timothy J. Rieu's ownership here twice as he is both a member of the group who are friends and acquaintances of James Price and additional owns more than 5% of the common stock of Benacquista Galleries on a fully dilutive basis.

(5) There are no arrangements of any kind or character that we are aware of among members of the group regarding acquisition, holding, selling voting or otherwise concerning the securities.


Chief Executive Officer, Sole Director and 5% or greater shareholder as of June 30, 2003



Title of class     Name and address of   Amount and nature of   Percent of class
                   beneficial owner      beneficial owner


Common             James Price (1)       8,969,100                   89.7 %



 (1) Mr. Price is the only officer, director and the sole person to own 5% or more of the outstanding shares. His address is 15208 Jarrettsville Pike, Monkton, Maryland 21111.

Description of securities


Current capital structure


     As of the date of this prospectus, we have authorized 50,000,000 shares of common stock, par value $0.001, with 10,000,000 shares issued and outstanding and held of record by 313 stockholders. We plan on issuing an additional 1,000,000 shares in this offering. XCL Partners has an option to purchase 1,000,000 shares of common stock.


Description of capital stock

     Upon the closing of this offering, we will be authorized to issue 50,000,000 shares of common stock, $0.001 par value. The following description of our capital stock does not purport to be complete and is subject to and qualified by our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.

Common stock

     As of June 30, 2003, there were 10,000,000 shares of common stock outstanding. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. See "Dividend policy." In the event of a liquidation, dissolution or winding up of Benacquista Galleries, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.


Preferred stock

    Our articles of incorporation do not provide for the issuance of preferred stock.

Registration rights

None.

Options

    We currently have no options exercisable for our common stock available for grant, nor have any options have been issued. We do presently have a warrant to purchase 1,000,000 shares of common stock authorized and issued to XCL Partners of Lutherville, MD. The warrants allow for the purchase of common stock at $1.00 per share, expiring on January 31, 2006. The warrants include a "piggyback" registration right which provides that the company will register the warrants at its own expense in any otherwise filed registration statement after the effectiveness of this registration statement. The warrants include a "net exercise" provision, which means that if the market value of the common stock exceeds the exercise price of the warrants, the warrant holder may surrender warrant rights to the appreciated stock in order to pay the exercise price for the remaining common shares. There have been no other options issued. Our board of directors may later determine to authorize options and authorize additional warrants.


Dividend policy

    We have not paid any cash dividends since our inception and do not intend to pay any cash dividends in the foreseeable future.

Interest of named experts and counsel


     Jonathan Ram Dariyanani Esq., of San Francisco, CA, will pass upon the validity of the common stock offered in this registration statement for us. Mr. Dariyanani has no direct or indirect interest in Benacquista Galleries.


          Hansen, Barnett & Maxwell, Certified Public Accountants have audited our financial statements, for the period ending June 30, 2003 as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on their report, given upon the authority of such firm as experts in accounting and auditing. Hansen, Barnett & Maxwell, Certified Public Accountants, will not receive any direct or indirect interest in Benacquista Galleries.


Changes in and disagreements with accounts on accounting and financial disclosure


    There are no disagreements with the accountants on accounting policies or financial disclosure.

Disclosure of commission position on indemnification for securities act




     Our bylaws provide that we shall indemnify our director and executive officer and may indemnify our other officers and employees to the fullest extent permitted by law. Nevada law provides that an officer or director may be indemnified by the corporation in any manner not prohibited by law and is indemnified without any action by the corporation for personal liability unless her act or failure to act constituted a breach of her fiduciary duties as a director or officer and her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws would permit indemnification.



     We intend to enter into indemnification agreements with our officer and director containing provisions that require us to, among other things, indemnify our officer and director against liabilities that may arise by reason of his status or service as director or officer, other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against him for which he could be indemnified, and to cover our director and officer under any of our liability insurance policies applicable to our director and officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.


     The limitation on liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. A stockholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.


    At present, there is no pending litigation or proceeding involving our director or officer or in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.


    The limitation of our director's liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Benacquista pursuant to the foregoing provisions, or otherwise, Benacquista has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Description of business

Overview

     Benacquista Galleries, Inc. is a development stage Nevada Corporation formed on January 17, 2003 for the purpose of offering collectable artwork and accessories through to be developed retail gallery locations and a to be built e-commerce enabled Internet site. We believe art and related items are well suited for e-commerce because of the potentially wide range of unique items available, the dispersed locations of potential customers and the relatively low operating costs associated with Internet retailing as compared to a retail gallery network with similar demographic coverage.

     To date, the artwork offering remains incomplete, no development whatsoever has been done on the website, there are no galleries and the company has no customers. Mr. Price has purchased a domain name for the site and has received pricing and development specification information from Cybergroup, Inc., of Baltimore, MD. Mr. Price has had a five-year working relationship with Cybergroup, Inc. on various other business ventures and has selected Cybergroup to design the internet website and ecommerce capability for Benacquista, although we do not have a contract with Cybergroup nor have we engaged them to build the website.The only inventory of art that we do have presently is a small quantity of art , which we purchased from the private collection of our chief executive officer, James Price. The art consists of 46 individual pieces by 13 artists, consisting of 43 original works and 3 lithographs which are identified by artist and medium below:


Artist            Medium               Quantity
Hofmann           Oil Painting            1
Royo              Oil Painting           13
Pissaro           Oil Painting            5
Pissaro           Pastel                  2
MacDonald         Bronze                  6
Pradzynski        Oil Painting            2
Pradzynski        Lithograph              1
Pradzynski        Seriograph              1
Picasso           Ceramic                 3
Matisse           Lithograph              2
Markus            Mixed Media             2
Olbinski          Drawing                 1
Olbinski          Oil Painting            1
Nechia            Oil Painting            1
Nechia            Drawing                 1
Hart              Acrylic                 1
Peeters           Oil                     1
Mack              Oil                     1
Barberra          Oil                     1


     Mr. Price sold us these works of art in exchange for a promissory note of $952,127.55. We will not use any proceeds of the offering to repay this note. It is our intention that when an individual work of art is sold by us that was conveyed by Mr. Price on the promissory note, we will repay to Mr. Price the amount of the note attributable to the individual artwork sold plus applicable interest on that amount. Should management determine that we cannot practicably sell the artwork or a portion of the artwork that Mr. Price has contributed, either because the offering is unsuccessful or for commercial reasons, then it would be management's intention to repay the loan by returning the art to Mr. Price at that time. In the even that management were to return the art, there would be no payment of interest on the loan.


    It is our intention to develop our offering of collectable artwork by means of contracts with individual artists, either to buy their work at wholesale prices or to sell it for them on consignment.

    Eventually, we intend to sell our art inventory in retail galleries which we plan to open and over an Internet website which we plan to build. We have selected four retail gallery sites that would meet our demographic and commercial criteria. We do not have a lease for any of these properties. The first four sites where we would like to develop retail gallery stores are:


o        King of Prussia Mall, Pennsylvania
o        Montgomery Mall, Maryland
o        Tyson's Corner Mall, Virginia
o        Caesar's Forum Shops, Nevada


     These four preliminary retail sites were selected because they are among the highest in revenues per square foot of all retail shopping complexes in the United States. We have been informed on an informal inquiry basis that there is space available at all of these locations which would be satisfactory to us in terms of size and position within the retail complex. These four sites are also the same four sites that Wine Purveyors International Inc., a company with a similar business model to sell wine through the Internet and through retail channels, where James Price is also the sole officer and director. We have no understandings with Wine Purveyors of any kind regarding cooperation, space sharing or coordination of any kind. It is our understanding that there is sufficient retail space at all four locations to accommodate our real estate needs as well as those of Wine Purveyors. There can be no assurance that such space will continue to be available or that we will successfully be able to lease such space, but we believe that if for any reason one of or more of these locations is unavailable or otherwise unsuitable, we will be able to locate alternative space appropriate to our needs.

     The artwork that we intend to offer for sale on the Internet and in our planned retail galleries will come primarily from individual artists. We intend to develop these artist relationships, the website launch and gallery openings, through the efforts of our chief executive officer, James Price, through materials that he has already prepared and via the use of consultants. The materials which Mr. Price has developed to date remain limited to his notes and schema for website development, advertising copy which he has written, descriptions of the existing inventory of artwork which he has written and his notes which he has developed to guide further development of brochures, advertising copy, product descriptions and discussion points for retail salespersons whom we intend to hire for our planned galleries. To date we have only identified Cybergroup, Inc. as a potential consultant and we have no agreement or arrangement with Cybergroup at this time. Our artwork and services will be offered to collectors and investors directly through the Internet and galleries. We intend to charge retail prices on the artwork for which we intend to pay artists wholesale prices. We intend to derive additional revenue by selling framing, matting, selling additional artwork on consignment, including artwork held by private collectors and corporations, and by an appraisal service. We plan to advertise our artwork and services at industry trade shows, in trade publications and on-line at various search engines.

History and form of organization


    Benacquista Galleries, Inc. is a development stage Nevada Corporation formed on January 17, 2003 for the purpose of offering collectable artwork and accessories through a chain of retail galleries and an e-commerce enabled web site. To date, the artwork offering remains incomplete, the website is not yet operational, we have no galleries, we have no customers and we have not ever had any revenues.



Benacquista Galleries principal products and services

Benacquista Galleries is not currently providing any products or services. Benacquista Galleries plans to offer a variety of artwork, accessories and services for sale to collectors and investors. The offering will consist of:

o  Original oil paintings, pastels, mixed media and sculpture;
o  A series of lithographs, serigraphs, giclees, prints;  and
o A full line of frames, mattes and accessories and related services, such as appraisal and consignment services. Provided that we derive sufficient financing proceeds of at least $100,000, we intend to begin offering our services in September of 2003.



     Benacquista Galleries intends to price its entire product line on a case-by-case basis. James Price, Sole Director and Chief Executive officer, is in charge of pricing the company's entire product line. Mr. Price has no experience in pricing any products for retail sale in any field. He has been an amateur collector of art for the past 15 years and has developed some familiarity with retail and wholesale prices in certain specialty store and auction environments. He has visited art galleries throughout the world and made an informal study therein of pricing. Prices will vary depending on several factors, such as: original or print, size, medium and artist in question. We intend to offer a discount program for repeat customers; however we have not yet determined the specifics of the program.


Distribution and marketing methods


    Presently, Benacquista Galleries has no salespeople or distributors of its artwork, accessories or services. We anticipate that our chief executive officer, James Price, will use his network of professional and business contacts in the art industry to sign on our first artists and reach our proposed customer base through traditional forms of advertising and through a comprehensive launch of our planned website. Mr. Price established his network of professional and business contacts in the art industry as an amateur collector of art over the past 15 years, attending auctions and visiting international and domestic galleries. During these visits and in the course of his purchasing for his own private collection, Mr. Price made acquaintances in the industry, including artists, gallery owners, auction personnel and suppliers and service providers to the art trade.We intend to market our artwork via industry trade shows, in trade publications and through on-line search engines.

Status of products and services


     Currently, we have not done any development on the Benacquista Galleries website itself. We anticipate that 50% of the initial artwork that will be offered for viewing on the site has already been sold by Mr. Price to the company from his private collection. We anticipate that we will have at least an equivalent number of works acquired from artists whom we intend to identify and with whom we intend to contract. We plan to have these additional works in place by September 30, 2003. The substantial majority of these works will be sold on consignment, meaning that we will generally not advance funds to individual artists until after the works are sold. We intend to have most of the technological and hosting aspects of the site developed by consultants. While no final software product for use on the site has been identified, Mr. Price is interviewing several website designers and hosting companies. We do not currently have any other products or services to offer, though we intend to begin offering framing, consignment, appraisal and other art related products and services within the next twelve months.


Business Combination

We have no plans to seek a business combination of any kind.

Revenues


    Benacquista Galleries has derived no revenue to date. It is contemplated that the earliest revenues would be derived in September of 2003, when we intend for the site to launch and or a gallery to open. We believe that we will require a minimum of $225,000 in net proceeds from our offering to commence our operations as currently planned by September, 2003. If we do not have adequate offering proceeds by September, 2003 to commence our operations as planned, we may be able to commence our operations by a combination of the following methods, none of which can be assured:
- Sales of our existing artwork in inventory to other art galleries, wholesalers or purchasers sold directly through the efforts of James Price, our sole officer and director.
-    Loans from James Price.
- Credit from service and merchandise providers, such as website development companies, suppliers of fine art and artists, none of whom do we have any present understanding with.
- Retaining commissioned only direct sales people to sell our inventory of art.


Competitive conditions, competitive position and methods of competition

    The artwork industry in which we compete contains an old and established network of galleries and promoters. Intense competition exists for our galleries and artwork offerings. The number of companies with which we compete is estimated in the hundreds and expanding. We expect competition with any galleries or Internet sales presence that we develop to increase over time as the market for our collectable and investment grade art grows. Competition may also increase as a result of industry consolidation.

    Our chief competition comes from large established galleries and websites, such as:

o        P and C Art
o        Herndon Fine Art
o        Galleria De Sorrento
o        Art.com
o        Artvest.com

     These companies tend to compete for clients by sales of services to existing clients, via word of mouth referrals, advertising, trade show presence and artist shows. Our main method of competition is through product differentiation based on style, philosophical orientation, and gallery locations. We intend to distinguish our service and artwork offerings' by appealing to the collectors and investors at our specific gallery locations and via the Internet. We believe that the philosophical orientation of our services will attract aspiring new artists to sign exclusive contracts with Benacquista to show their art. This orientation will be reflected in the on-line artwork that we offer on the site and in the focus and direction of the variety of artwork and the customer service that we offer in our galleries.

    We believe that our competitive position is that of vulnerable, new entrant and that the success of our artwork offering will be largely dependent on our ability to find new artists who are not currently affiliated with any other gallery or on-line artwork website.

Dependence on one customer

    While we currently have no customers, we do not contemplate a dependence on one customer or one referral source for clients.

Research and development


     We have not spent any money on research and development to date. We anticipate that we will spend $100,000 on the development of our website, product descriptions, advertising materials and market research on our target demographic of purchasers and on availability, pricing and geographic preferences and retail art price differentials for our product offering. Much of the development of the artwork offering and the selection and securing of retail gallery sites will be undertaken by James Price, our chief executive officer, without additional compensation. Although Mr. Price is currently only spending 10-20 hours per week on Benacquista matters, he is available to spend as much time as necessary to commence our operations. Mr. Price's duties to commence operations include selling the shares in this offering, establishing relationships with artists and art collectors, selecting retail store sites, developing advertising materials, supervising the development of the website, interviewing and selecting retail sales staff and other incidental responsibilities. Mr. Price believes that selling shares in this offering will take a total of no more than 30 hours. Mr. Price believes that, due to the network of artists and art collectors with whom he is already acquainted due to his previous purchases of art over the last 15 years, he should be able to establish necessary relationships for Benacquista with a few such individuals with 20 hours of effort. Mr. Price has already selected several possible retail sites. He believes that final selection of a retail site and lease negotiation will take no more than 30 hours. Mr. Price believes that developing advertising materials to a sufficient level to be printed professionally should take no more than 10 hours. Mr. Price believes that his supervision of the development of the website will take no more than 20 hours. Mr. Price believes that interviewing and selecting retail sales staff will take no more than 30 hours. He believes that incidental matters related to commencement of operations will take no more than 20 hours. These preliminary matters, therefore, should be accomplished with 160 hours, according to Mr. Price's estimates. At 20 hours per week, there would be ample time to complete these activities by September, 2003 if Mr. Price's assumptions are correct. We have also provided this material in tabular format below:

Activity                                    Number of Hours Estimated
Selling Shares in Offering                  30
Establishing Network Artists/Collectors     20
Retail Site Selection and Lease Negotiation 30
Development of Advertising Materials        10
Supervison of Website                       20
Interviewing and Selecting Retail Staff     30
Incidental Matters                          20

Total Hours Estimated                       160

Proprietary rights and licensing


    We rely primarily on a combination of copyrights, licenses, trade secret laws and restrictions on disclosure to protect our artist's intellectual property and proprietary rights. We intend to enter into confidentiality agreements with our future employees, consultants and artists and to generally control access to and distribution of our internal documentation and other proprietary information.

Regulatory environment


     There are two aspects of our business which face significant governmental regulation or are likely to face such regulation; our planned sales offering via the Internet and regulations which affect sales of retail art and collectibles in general.


     Within the United States, the legal landscape for Internet privacy is new and rapidly evolving. Collectors and users of consumer information over the internet face potential tort liability for public disclosure of private information; and liability under federal and state fair trade acts when information sharing practices do not mirror stated privacy policies. Due to the increasing popularity and use of the internet, it is likely that a growing number of laws and regulations will be adopted at the international, federal, state and local levels relating to the internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of services. Further, the growth and development of the market for activity on the internet may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may impair the growth of the internet, which could, in turn, decrease the demand for our services and increase our cost of doing business. Moreover, the applicability to the internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the internet could harm our business.

     Sellers of retail art and collectibles are particularly susceptible to unscrupulous individuals selling forged or stolen goods. There are significant local, state and federal penalties for merchants who sell forged or stolen goods, or goods that violate existing copyright interests. Although we intend to make every effort to insure that our supply of goods comes from reputable artists and sources, we may nevertheless be liable under these regulations for sales of such articles. Liability can include civil and criminal penalties, as well as forfeiture of the artwork without compensation. We may be able to insure against the costs of some, but not all of these regulations, but do not currently maintain such insurance. Liability under existing criminal or civil regulations for such sales could have a material, adverse impact on our business.


Employees and consultants

     As of June 30, 2003 we had 1 employee. We do not have any written employment agreement with our employee. We believe that our relations with our employee are good.

Plan of Operation

The following discussion regarding our plan of operations for the next 12 months contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk factors" and elsewhere in this prospectus.


Overview

     Benacquista Galleries, Inc. is a development stage Nevada Corporation formed on January 17, 2003 for the purpose of offering collectable artwork and accessories through a chain of retail galleries and a fully interactive e-commerce enabled web site. To date, the artwork offering remains incomplete, the website is not yet operational, we have no galleries and we have no customers.

     Currently, we have no operations, no full-time employees, one part time employee (sole officer and director James Price), no internet website, no retail gallery space and no contracts with any providers of the same. We have developed a plan of operations that could allow us to sell art through at least one retail gallery location and over the internet.

     We have primary areas of our business that we intend to develop over the next six to twelve months:

o Relationships with several artists for exclusive artwork offerings through Benacquista Galleries;
o        A fully interactive e-commerce enabled website;
o        At least one gallery opening in a strategic location;
o A sales and marketing capability sufficient to handle all website inquiries and gallery traffic.

     We have targeted locations for potential gallery openings during the next 12 months. These locations are in Pennsylvania, Virginia, Nevada and Maryland. The locations are in shopping malls which have been selected due to the number of complementary luxury goods stores they contain. We have also focused on properties which are highly selective with respect to their retail tenants. These properties are amongst the most expensive retail locations per square foot in the United States. It will be very difficult for us, as a development stage company without a significant operating history and with very limited cash reserves, to successfully secure a location in one or more of these malls. In addition, significant expenditures of capital can be required to make a retail location operable as an art gallery. While these expenses are often covered by a tenant improvement allowance offered by the mall landlord, there can be no assurance that we will receive such an allowance. Although we will seek out space that requires as little improvement as possible, there can be no assurance that such a space will be available to us on terms which we qualify for and would be willing to accept. We intend to enter into lease agreements on four facilities. James Price has agreed to execute lease guarantees on each of these locations if necessary.

     We intend to develop a website. The website will serve two primary functions for our company:

o developing customer awareness of our brand, offerings, featured artists, retail locations and available artwork to potential purchasers who will then be more likely to visit our retail location; and
o providing an on-line opportunity to purchase art viewed on our website or at one of our retail galleries.


     We believe that it will cost $100,000 to launch our website and to develop adequate advertising materials. We intend to accomplish this by means of outside consultants and by the efforts of James Price. We believe that these materials will be completed within 90 days of our receipt of $100,000 in financing proceeds. We have no present source for these funds other than the proceeds of the offering. It is our hope that the materials be completed no later than September 30, 2003.

     We believe that we will be able to offer for sale our existing inventory of artwork on-line and through our first gallery opening by September 30, 2003. Although our existing inventory of artwork was sold by our chief executive officer, James Price, from his private collection and does not represent any continuing on-going relationship with a particular artist, we believe that the inventory will be sufficiently interesting to attract art buyers to our gallery and site while we continue to negotiate contracts with individual artists. We expect that we will spend about $15,000 over 30 days on outside consultants to integrate our artwork inventory into our website presence. We have no present source for these funds other than the proceeds of the offering. It is our hope that at least one new artist and our current inventory will be available for sale on our website no later than September 30, 2003.

     Sales and marketing will be critical to the success of our business. Our business model relies heavily on our ability to cause collectors and investors to visit our galleries and our website. We intend to accomplish this goal through a combination of methods. We intend to hire a full-time sales and marketing director as soon as funding permits. We believe that we can obtain a suitable candidate for an annual salary of $65,000, without having to offer insurance or other benefits. We would need to support this individual with a marketing budget of approximately $35,000. This budget would be used for travel to and attendance at industry trade shows and for advertisements in trade publications and websites. We believe that this combination of efforts together with the efforts of our chief executive officer, James Price, in approaching colleagues and leaders in the art field will be sufficient. We intend to commence hiring the marketing director and beginning sales and marketing activities as soon as funds are available. We have no present source for these funds other than the proceeds of the offering.

     We believe it will take 3 months for us to identify and hire such an individual. We believe it will take another 6 to 8 months for the sales and marketing efforts to yield profits high enough to open our second gallery.

     There can be no assurance that any of the above alternative strategies will achieve our intended goals. If we are unsuccessful in securing resources by any of the above outlined means, then our organization will cease to be able to carry out any alternative plan of operation and we will cease operations, resulting in a total loss of investment for all shareholders.

     Benacquista currently has a limited inventory of art of 46 pieces purchased from our chief executive officer. Although we plan to sell this artwork along with other artwork that we plan to acquire, we have not yet negotiated with any suppliers or artists regarding such other artwork. We plan to acquire new artwork from individual artists and wholesalers and to sell this artwork on an Internet site we intend to build as well as in retail galleries that we intend to open. The milestones that we need to accomplish to bring our plan to fruition and to begin to derive revenue are listed below, together with estimated dates of commencement and completion, anticipated costs and related notes.

                                       40



Item                             Start Date       Timeframe         Finish Date      Cost      Notes
Development of                   07/15/03         2 months          9/15/03          $25,000   Probably built by Cybergroup, Inc. To
E-Commerce Website                                                                             include visual display of art
                                                                                               inventory and full online purchase
                                                                                               capability. Funding only contingency.


Development of Intenet           08/01/03         3 months          11/01/03         $10,000   The development of a plan to market
Marketing Plan                                                                                 our site over the Internet, including
                                                                                               identifying and negotiating contracts
                                                                                               with alliance partners. Funding and
                                                                                               willing partners contingencies.

Internet Advertising             11/01/03         8 months          7/01/04          $40,000   Contingent on funding. We will
                                                                                               purchase banner ads, email lists, and
                                                                                               placement on sites targeted in our
                                                                                               marketing plan.

Internet Alliances               08/01/03         6 months          02/01/04         $50,000   Contingent on funding and on finding
                                                                                               appropriate and willing partners.
                                                                                               These alliances are most likely to be
                                                                                               agreements with websites and
                                                                                               companies with a presence on the
                                                                                               Internet who cater to high net worth
                                                                                               individuals and to arts purchasers.
                                                                                               We would make payments to these sites
                                                                                               in exchange for exclusive
                                                                                               relationships as their preferred
                                                                                               Internet art partner.


Inventory of Art from Artists   08/01/03         6 months          02/01/04          $100,000  Contingent on funding and finding
                                                                                               willing artists.  We intend to make
                                                                                               payments of approximately $5,000 to
                                                                                               $10,000 per artist to individual
                                                                                               artists with whom we will negotiate
                                                                                               exclusive arrangements to represent
                                                                                               their work for retail sale.  We would
                                                                                               then carry these artists work on an
                                                                                               contingency basis.


Inventory of Art from           08/01/03         6 months          02/01/04          $100,000  Contingent on funding.  We will
Wholesalers                                                                                    purchase artwork at wholesale that
                                                                                               compliments our product offering.


1st Retail Store                09/01/03         4 months          01/01/04           $50,000  Contingent on identifying,
- improvements/deposit                                                                         negotiating, executing a lease,
                                                                                               providing a sufficient credit
                                                                                               guarantee and completing construction
                                                                                               as well as on funding.  We believe
                                                                                               that the monthly rental charge will
                                                                                               be approximately $10,000 plus 2% of
                                                                                               our gross sales.


Hiring Sales Professional       08/01/03         2 months          10/01/03           $48,750  Contingent on finding a suitable
                                                                                               person and funding.$48,750 represents
                                                                                               costs for the nine month period
                                                                                               ending 07/01/03, or an annualized
                                                                                               cost of $65,000.


Retail Store Marketing          12/01/03         7 months          07/01/04           $40,000  Contingent on funding and leasing of
                                                                                               retail store(s). This is advertising
                                                                                               expenses to attract customers to
                                                                                               retail stores. Spent on signage,
                                                                                               radio advertising, mailing and
                                                                                               promotions.


2nd Retail Store                01/01/04         3 months          04/01/04           $50,000  Contingent on identifying,
improvements/deposit                                                                           negotiating, executing a lease,
                                                                                               providing a sufficient credit
                                                                                               guarantee and completing construction
                                                                                               as well as on funding.  We believe
                                                                                               that the monthly rental charge will
                                                                                               be approximately $10,000 plus 2% of
                                                                                               our gross sales.



Item                             Start Date       Timeframe         Finish Date      Cost      Notes

3rd Retail Store                   02/01/04         3 months          05/01/04       $50,000   Contingent on identifying,
improvements/deposit                                                                           negotiating a lease, providing a
                                                                                               sufficient credit guarantee and
                                                                                               completing construction as well as on
                                                                                               funding.  We believe that the monthly
                                                                                               rental charge will be approximately
                                                                                               $10,000 plus 2% of our gross sales.


4th Retail Store                   03/01/04         3 months          06/01/04       $50,000   Contingent on identifying,
executing a improvements/deposit                                                               negotiating a lease, providing a
                                                                                               sufficient credit guarantee and
                                                                                               completing construction as well as on
                                                                                               funding.  We believe that the monthly
                                                                                               rental charge will be approximately
                                                                                               $10,000 plus 2% of our gross sales.


Salary of Chief Executive          01/01/04         6 months          07/01/04       $32,500   Contingent on funding and
                                                                                               subscription of the full offering.



 Cash Situation

     The company is in a very tenuous cash position going forward. There are reserves of $279 in cash. At the present rate of expenditure, Benacquista Galleries could survive 6-12 months on this sum. With no additional funds, our chief executive officer can continue to serve without pay, he would also have to pay for the completion of the website via funds he contributes to us. He would then be able to offer the artwork in inventory for sale on line and, should such artwork be successfully sold, then it is possible that the proceeds therefrom could be sufficient to commence a portion of our articulated plan. We may also be able to hire a sales person completely on commission and/or occupy unused space of a current art gallery in exchange for a percentage of our sales, thus being able to open a physical gallery space without additional cash. Mr. Price might also be able to personally sell the artwork to acquaitainces and friends in the art world and perhaps there will be sufficient proceeds from such sales to commence operations. Management has no intention of any kind to use this company as a vehicle for a reverse acquisition should the offering be unsuccessful.There can be no assurance that Benacquista Galleries will develop any customers, or that its pricing arrangement with such customers, if located, will be sufficient to provide Benacquista Galleries with the financial resources necessary to continue operation. There can also be no assurance that proceeds raised from this offering will be sufficient to develop the contemplated offering in a gallery or on the website. If our plan goes according to schedule, we should begin to derive revenues no later than 01/01/04 and should be cash flow positive by 07/01/04. Without proceeds from our offering of at least $100,000, we will not be able to commence operations. If the offering described in this prospectus is fully subscribed and we receive aggregate net proceeds of $975,000, we should not need to raise any additional money during the next 12 months. If the offering is not fully subscribed, we will have to raise additional funds to complete our plan as described herein, so that the total funds we raise are equal to $975,000 for the twelve month period. At various levels of proceeds from the offering, please find a table of what we believe we could accomplish. We will not be able to commence this plan of operation with less than $225,000 in aggregate net proceeds and would have to alter the plan and possibly postpone or abandon either our planned Internet or retail gallery sales capability.



    $975,000 in aggregate net proceeds               Plan as articulated        4 retail stores, Internet site, one full time
                                                                                employee

    $725,000 in aggregate net proceeds               Lesser Plan                2 retail stores, Internet site, one full time
                                                                                employee, less money spent on marketing and web
                                                                                advertising

    $475,000 in aggregate net proceeds               2 retail stores            2 retail stores, Internet site, one full time
                                                                                employee, less money spent on marketing, web
                                                                                advertising, leasehold improvements, art inventory

    $225,000 in aggregate net proceeds               1 retail store             1 retail store, Internet site, one full time
                                                                                employee, less money spent on marketing, web
                                                                                advertising, leasehold improvements, art inventory

If we were to have proceeds of less than $100,000 we would not be able to commence operations at all, except in a very limited fashion as indicated in the paragraph above. If we have between $100,000 and $225,000 in proceeds, we will commence with a physical gallery only and defer other expenses, including the full deployment of the website, until we are able to collect sufficient revenue to fund those efforts, if at all. We intend to commence operations in a limited way upon receiving any proceeds at all and will fund such portion of our limited operations as was permitted by such limited proceeds.



    Presently, without the sale of additional shares, we do not have sufficient capital to maintain, grow or continue our operations for the next 12 months. We do not have sufficient resources to build our Internet website nor to develop or complete our on-line artwork offering. Even if we were to be able to build our website using existing resources, we would be unable to finance marketing or advertising necessary to attract collectors and investors. We estimate that we require a minimum of $100,000 in cash within the next 6 months to cause our website and artwork offering to be operational and to attract and retain customers.

     In the event that only a nominal amount of stock is sold during the offering and there are insufficient proceeds to accomplish our plan of operation as noted above, then we will seek alternative sources of funding, products, and customers, including:

o        Loans from our chief executive officer or other stockholders;
o        Credit from consultants, suppliers, vendors and advertisers;


Product Development Plan

    We intend to develop our Internet website by September, 2003. In addition, our chief executive officer intends to engage in researching and developing product descriptions, advertising materials and market research on our target demographic of purchasers and on availability, pricing and geographic preferences and retail art price differentials for our product offering. Other than this market research, the development of collateral materials and advertising copy and the development of the website, we do not intend to engage in any other research and development.




Employees

     We currently have one employee, our chief executive officer, James Price. We intend to hire at least one additional full-time sales and marketing employee over the next 3 to 6 months, which we estimate will cost us $50,000.

Description of property


     We are currently hosted out of the residence of our chief executive officer in Monkton, Maryland, located at 15208 Jarrettsville Pike, Monkton, Maryland 21111 We believe that these existing facilities are adequate to meet our current, foreseeable requirements or that suitable additional or substitute space will be available on commercially reasonable terms.

Certain relationships and related party transactions

     There has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these people had or will have a direct or indirect material interest, except as listed below:


     On January 31, 2003, chief executive officer James Price sold a number of individual works of art to us for a purchase price of $952,127.25. We issued a note for the amount of the purchase price, payable to Mr. Price. The note bears interest at an annual rate of 5%. The principal and interest under the note are due and payable on January 31, 2005. There is no penalty for prepayment. Mr. Price paid $952,127.25 for the art.

     There are no promoters as defined in Rule 405 of Regulation C other than Mr. Price.

         Mr. Price is also the sole officer and director of Wine Purveyors International, Inc., another company with a similar business model that is pursuing a similar strategy as Benacquista and is engaged in a concurrent offering under similar terms and conditions to this offering. The shareholders of both entities are identical. It is substantially certain that Mr. Price will encounter conflicts regarding opportunities available to both entities. Mr. Price will resolve conflicts between the two entities with respect to retail space, real estate guarantees, service providers, potential employees, etc. by making the best judgment he can at the time about which entity would make the most efficient use of the particular resource. There can be no assurance that he will make such determinations in an objective manner and Benacquista and its shareholders may be harmed by his judgments in these conflicts. Mr. Price is not disinterested in these conflicts. He may perceive that his own personal ownership interest in Wine Purveyors might be enhanced by a particular opportunity more than his personal interest in Benacquista, irrespective of how that opportunity might be more appropriate for Benacquista. There is no mechanism within Benacquista for check, balance or review of Mr. Price's decisions in these matters.

Sales of our common stock


Common stock. The following table summarizes the private placement transactions in which we sold common stock to our director & executive officer, 5% stockholders and persons and entities affiliated with them.



                                                  Price per     Shares of common
Purchaser                   Dates of purchase     share         stock
------------------          ------------------    ----------    ----------------

James Price
director and
executive officer            01/18/2003           $0.001         8,969,100

Totals                                                           8,969,100


Description of insider sales


    Officer and director James Price purchased 8,969,100 shares on January 18, 2003 at a per share purchase price of $0.001. Indemnification agreements


     We intend to enter into indemnification agreements with our sole director and officer. Such indemnification agreements will require us to indemnify our sole director and officer to the fullest extent permitted by Nevada law. For a description of the limitation of our directors' and officers' liability and our indemnification of such sole director and officer, see "Limitation on directors' and officers' Liability and Indemnification." Conflict of interest policy.

    We believe that all transactions with affiliates described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. There can be no assurance that we have adhered or will adhere to this policy as Mr. Price is our sole officer and director and there are no independent directors or third parties involved in our decision making. Mr. Price may have conflicts between Benacquista and Wine Purveyors, another company with a similar business model that is pursuing a similar strategy. Mr. Price will resolve conflicts between the two entities with respect to retail space, real estate guarantees, service providers, etc. by making the best judgment he can at the time about which entity would make the most efficient use of the particular resource. There can be no assurance that he will make such determinations in an objective manner and Benacquista and its shareholders may be harmed by his judgments in these conflicts.

Market for common equity and related stockholder matters


     There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue. As June 30, 2003, there are no options outstanding to purchase shares of our common stock and no options to purchase our common stock that are authorized and available for grant. We have no shares that are currently eligible for sale under Rule 144. We have 1,004,100 common shares, which we have agreed to register under the Securities Act in this offering for sale by current security holders. There are approximately 313 shareholders of record of our shares of common stock. We have also issued a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $1.00 to XCL Partners This warrant and the common shares underlying the warrant are required to be registered for resale in any registration statement that we happen to file with the SEC subsequent to the effectiveness of this registration statement. No dividends have been paid on our common stock to date, and we have no plans to pay dividends on our common stock in the foreseeable future.


     The Securities and Exchange Commission has adopted a rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As a result, if trading in our common stock is determined to be subject to the above rules, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.


Where you can find additional information.

     We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.


     Upon effectiveness of our registration statement on Form SB-2, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance with the requirements of the Securities Exchange Act of 1934, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission.


     You may read and copy all materials, which we file with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may also visit our website for further information at www.benacquistagalleries.com, though such site is not currently operational, we anticipate that it will be by September of 2003.

Financial Statements.




                           BENACQUISTA GALLERIES, INC.
                        (A Development Stage Enterprise)










               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                       AND
                              FINANCIAL STATEMENTS










                                June 30, 2003

                           BENACQUISTA GALLERIES, INC.
                        (A Development Stage Enterprise)



TABLE OF CONTENTS



                                                                            Page

Report of Independent Certified Public Accountants                           F-1

Financial Statements:

         Balance Sheet - June 30, 2003                                       F-2

         Statement of Operations for the Period January 17, 2003
           (Date of Inception) Through June 30, 2003                         F-3

         Statement of Stockholders' Equity for the Period from
           January 17, 2003 (Date of Inception) through June 30, 2003        F-4

         Statement of Cash Flows for the Period January 17, 2003
           (Date of Inception) Through June 30, 2003                         F-5

Notes to Financial Statements                                                F-6

HANSEN, BARNETT & MAXWELL                                     (801) 532-2200
A Professional Corporation                                  Fax (801) 532-7944
CERTIFIED PUBLIC ACCOUNTANTS                           5 Triad Center, Suite 750
                                                 Salt Lake City, Utah 84180-1128
                                                           www.hbmcpas.com




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders
Benacquista Galleries, Inc.


We have audited the accompanying balance sheet of Benaquista Galleries, Inc. (a development stage enterprise) as of June 30, 2003, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period January 17, 2003 (date of inception) through June 30, 2003. These financial statements are the responsibility of the Company's management.

Except as discussed in the following paragraph, we conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

We were unable to audit the value of the Company's inventory, stated at $952,127 at June 30, 2003.

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had the information been adequate for us to satisfy ourselves about the inventory value recorded in the financial statements, the financial statements referred to in the first
paragraph present fairly,  in  all  material  respects,   the  financial
position of Benaquista Galleries, Inc. as of June 30, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's lack of operating history raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                       HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
July 23, 2003

                           BENACQUISTA GALLERIES, INC.
                        (A Development Stage Enterprise)
                                  BALANCE SHEET
                                  JUNE 30, 2003



                                     ASSETS

Current Assets
     Cash                                                          $       279
     Inventory                                                         952,127
                                                                   ------------
         Total Current Assets                                          952,406
                                                                   ------------
     Total Assets                                                  $   952,406
                                                                   ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities
     Accounts payable                                              $      1,090
     Accrued interest                                                    19,836
                                                                   ------------
         Total Current Liabilities                                       20,926
                                                                   ------------
Long-Term Liabilities
     Note payable to related party                                      952,127
                                                                   ------------
         Total Long-Term Liabilities                                    952,127
                                                                   ------------
Stockholders' Equity (Deficit)
     Common stock - $0.001 par value; 50,000,000 shares
        authorized; 10,000,000 shares issued and outstanding             10,000
     Additional paid-in capital                                           9,500
     Deficit accumulated through the development stage                  (40,147)
                                                                   ------------
         Total Stockholders' Equity (Deficit)                           (20,647)
                                                                   ------------
Total Liabilities and Stockholders' Equity (Deficit)               $    952,406
                                                                   ============


The accompanying notes are an integral part of these financial statements.

                           BENACQUISTA GALLERIES, INC.
                        (A Development Stage Enterprise)
                             STATEMENT OF OPERATIONS
               FOR THE PERIOD JANUARY 17, 2003 (DATE OF INCEPTION)
                             THROUGH JUNE 30, 2003




         Revenue                                            $          --

         General and administrative expenses                       20,311
         Interest expense                                          19,836
                                                            -------------

         Net Loss                                           $     (40,147)
                                                            =============

         Basic and Diluted Income Per Share                 $        0.00
                                                            =============

         Weighted Average Number of Shares
               Outstanding                                      9,819,277
                                                            =============

The accompanying notes are an integral part of these financial statements.

                           BENACQUISTA GALLERIES, INC.
                        (A Development Stage Enterprise)
                        STATEMENT OF STOCKHOLDERS' EQUITY



                                                                                                  Deficit
                                                                                                  Accumulated
                                                     Common Stock               Additional        During
                                                                                Paid in           Development
                                            Shares                 Amount       Capital           Stage              Total
                                          ------------          -------------   -----------       -------------     ----------

Balance - January 17, 2003                           -            $         -   $         -       $         -       $        -

Shares issued for cash, January 2003
   $0.001 per share                         10,000,000                 10,000             -                 -           10,000
Capital contributions by majority
   shareholder                                       -                      -         9,500                 -            9,500

Net loss                                             -                      -             -           (40,147)         (40,147)
                                         -------------            -----------   -----------       -----------        ----------
Balance - June 30, 2003                     10,000,000            $    10,000   $     9,500       $   (40,147)       $ (20,647)
                                         =============            ===========   ===========       ===========        =========


The accompanying notes are an integral part of these financial statements.

                           BENACQUISTA GALLERIES, INC.
                        (A Development Stage Enterprise)
                             STATEMENT OF CASH FLOWS
               FOR THE PERIOD JANUARY 17, 2003 (DATE OF INCEPTION)
                              THROUGH JUNE 30, 2003






Cash Flows from Operating Activities
    Net loss                                                  $      (40,147)
    Change in current liabilities:
        Accounts payable                                               1,090
        Accrued interest                                              19,836
                                                              --------------
              Net Cash from Operation Activities                     (19,221)
                                                              --------------
Cash Flows from Investing Activities                                       -
                                                              --------------

Cash Flows from Financing Activities
    Capital contributions from majority shareholder          $         9,500
    Sale of common stock                                              10,000
                                                             ---------------
              Net Cash from Financing Activities                      19,500
                                                             ---------------
Net Increase in Cash                                                     279

Cash at Beginning of Period                                                -
                                                             ---------------
Cash at End of Period                                        $           279
                                                             ===============

Non Cash Financing Activities
   Acquisition of inventory by issuance of a note payable
     to a related party                                      $       952,127
                                                             ===============


The accompanying notes are an integral part of these financial statements.

                           BENACQUISTA GALLERIES, INC.
                        (A Development Stage Enterprises)
                          NOTES TO FINANCIAL STATEMENTS
                                June 30, 2003




NOTE 1 - NATURE OF BUSINESS

Organization and Nature of Operations - On January 17, 2003, Benacquista Galleries, Inc. ("the Company") was organized under the laws of the State of Nevada. The Company is considered a development stage enterprise and is in the process of raising capital to fund operations. As such, the Company has since inception spent most of its efforts in developing its business plan, constructing core materials for eventual sale to customers and in raising capital to fund its operations. The Company has relied upon cash flows from equity issuances to sustain operations. The planned operations of the Company consist of selling art work through the internet. The Company has had no revenues from any source to date.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Condition - The Company is a new company with no operating history. It has not yet been able to execute its business plan. This situation raises substantial doubt about its ability to continue as a going concern. The Company plans to fund its operations with a public offering of 1,000,000 shares of common stock, which will generate an estimated $1,000,000. In the event that the Company does not generate these funds, the Company's president has indicated that he will loan sufficient funds to cover operating needs for the next twelve months. However, there is no guarantee that these loans will be made. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments - The carrying amounts reported in the accompanying financial statements for current assets approximate fair values because of the immediate or short-term maturities of these financial instruments.

Income Taxes - The Company recognizes an asset or liability for the deferred tax consequences of all temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the asset or liabilities are recovered or settled. Deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

Inventories - Inventory is stated at the lower of cost or market. At June 30, 2003, inventory is stated at the original cost of the inventory. In order to determine if the inventory is stated at the lower of cost or market, an independent appraisal of the artwork is required.

Net Income Per Share-Basic and Diluted - Basic income (loss) per common share is computed on the basis of the weighted-average number of common shares outstanding during the period. Diluted income per share is computed on the basis of the weighted-average number of common shares and all potentially issuable common shares outstanding during the year. As of June 30, 2003, there was a warrant to purchase 1,000,000 common shares that will not be included in the computation of diluted net loss per share as their effect would be anti-dilutive, thereby decreasing the net loss per common share.

NOTE 3 - INVENTORIES

Value - Inventories are stated at the lower of cost or market. When there is evidence that the inventories value is less than the original cost, the inventory is reduced to market value. The Company determines market value from periodic professional appraisals. Appraisals are performed annually, or more often, as deemed appropriate.

Composition - Inventory is composed of 46 pieces of art consisting of oil-on-canvas, lithograph, seriograph, acrylic, pastel paintings and bronze and ceramic sculptures.

NOTE 4 - STOCKHOLDERS' EQUITY AND WARRANTS

Common Stock - In January 2003, the Company issued 10,000,000 shares of common stock to various individuals, including officers of the Company, for cash proceeds of $10,000 or $0.001 per share.

Additional Paid-in Capital - The majority shareholder made cash contributions totaling $9,500 to the Company in May and June 2003.

Warrants - In January 2003, the Company issued warrants to purchase 1,000,000 shares of common stock to an unaffiliated company. The following summarizes outstanding warrants at June 30, 2003:

                                                                         Weighted-Average       Weighted-Average
                                                                             Exercise               Remaining
         Fixed Warrants                                 Warrants               Price            Contractual Life
     Outstanding at January 17, 2003                             -       $             -                       -
     Issuances                                           1,000,000                  1.00              2.59 years
     Outstanding at June 30, 2003                        1,000,000       $          1.00


NOTE 5 - RELATED PARTY TRANSACTIONS


In January 2003, the major shareholder sold certain of his works of art to the Company for $952,127 represented by an unsecured note payable. The note bears interest at 5% per annum and is due in full January 31, 2005 with no periodic payments required. The purchase price represents the shareholder's original cost in the art which was originally acquired for cash. These works of art were acquired by the major shareholder over a period of five years from unrelated parties.


NOTE 6 - INCOME TAXES


The Company has paid no federal or state income taxes since its incorporation. As of June 30, 2003, the Company had net operating loss carry forwards for federal income tax reporting purposes of $40,147 which, if unused, will expire in 2023. The net deferred tax asset consists of the following at June 30, 2003:


         Deferred tax asset - operating loss carryforwards        $      13,650
         Valuation allowance                                            (13,650)
                                                                  -------------
         Total Deferred Income Tax Asset                          $           -
                                                                  =============
The following is a reconciliation of the income tax computed using the federal statutory rate to the provision for income taxes:

         Tax at federal statutory rate (34%)                      $     (13,650)
         Change in valuation allowance                                   13,650
                                                                  -------------
              Provision for Income Taxes                          $           -
                                                                  =============

[Inside back cover art]

(Outside back cover page)


Dealer prospectus delivery obligation

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to delivery a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

BENACQUISTA GALLERIES, INC.

Benacquista Galleries, Inc.
Registration statement on form SB-2

Part II

Information not required in prospectus

Indemnification of directors and officers

     Article V of our bylaws provides for the indemnification of officers, directors and third parties acting on behalf of us if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     We intend to enter into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liability that may arise by reason of their status or service as directors and officers, other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers' insurance, if available on reasonable terms.

Other expenses of issuance and distribution

     The following table sets forth the costs and expenses, other than commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates.


SEC registration fee............................................... $        200
Printing and engraving costs.......................................        1,000
Legal fees and expenses............................................       15,000
Accounting fees and expenses.......................................        5,000
Blue sky fees and expenses.........................................        2,000
Transfer agent and registrar fees..................................        1,000
Miscellaneous expenses.............................................          800
Total..............................................................      $25,000


The selling shareholders will not pay any of the registration expenses.

Recent sales of unregistered securities


Between January 17, 2003 and January 31, 2003, the registrant sold 10,000,000 shares of common stock. There was no public offering of the shares. The duration of the offering period was January 17, 2003 to January 31, 2003 at a price per share of par value of $0.001 per share, for total offering proceeds to the company of $10,000. These issuances are exempt from registration under the Securities Act in accordance with Section 4(2) of the Act. These shares were issued to our chief executive officer and sole director and to acquaintances, associates and friends of our chief executive officer and sole director. A total of 313 offers concerning the securities were made during the period of the offering. There was no general solicitation, public announcement, advertisement or general offering of the securities. All of the offers were made to acquaintances and business associates of the officer and director of the company. These 313 offers resulted in sales of 10,000,000 shares to 313 shareholders of record. Of the 313 sales that took place, 63 sales were made to unaccredited, non-affiliate investors. Mr. Price made his determination of sophistication through his personal knowledge of the investment history, level of financial education and/or business acumen of these personal acquaintances.


Mr. Price has known Timothy J. Rieu for the past fifteen years as a co-worker and friend. Mr. Rieu and Mr. Price worked together as stock brokers in the early 1980's and have maintained a close friendship since that time. Mr. Price is neighbors with David Pieffer, whom he has known for more than eight years. Mr. Price has known David Grimm for more than six years. Mr. Grimm was a co-worker of Mr. Price's at Columbia Financial Group of Lutherville, MD.

The remaining investors who purchased their shares for $0.001 per share for a total purchase price of $0.10 are either former co-workers, present co-workers, close friends, social acquaintances, or former clients of Mr. Price whom he contacted with respect to this offering either in person, over the telephone, via email or via the mail.


Each individual investor, whether accredited, unaccredited, affiliated or unaffiliated was provided with the following information:

o the information required to be furnished in Part I of Form SB-2 under the Securities Act;
o  the information required by Item 310 of Regulation S-B;
o the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the issuer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information furnished in connection with the offering; and
o written disclosure regarding the limitations and restrictions on resale of the securities.

                                                   Price               Shares of
                                                   per                 common
Purchaser                  Dates of purchase       share               stock

James Price
director and
executive officer          01/17/03                $0.001             8,969,100

Timothy J. Rieu            01/17/03                $0.001               400,000

David Pieffer              01/17/03                $0.001               400,000

David Grimm                01/17/03                $0.001               200,000

Friends and
acquaintances of
James Price who as
a group own                01/17/03                $0.001                30,900

XCL Partners (1)           01/31/03                $1.00              1,000,000

(1) Common Stock Purchase Warrant for 1,000,000 Shares of Common Stock of Benacquista Galleries, Inc. This warrant is excerciseable at $1.00 per share. XCL partners did not pay anything for the warrant.


     The company has relied on Section 4(2) of the Securities Act of 1933 for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering. All of these securities have been appropriately marked with a restricted legend and are "restricted securities" as defined in Rule 144 of the rules and the regulations of the Securities and Exchange Commission, Washington D.C. 20549. All of these securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the purchasers have been granted access to the complete books, financial records, contracts, and other business documents of Benacquista Galleries. Each has also had the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for Benacquista Galleries. In addition, each was granted physical access to Benacquista Galleries facilities for inspection. Transactions by the registrant involving the sales of these securities set forth above were issued under the "private placement" exemptions under the Securities Act of 1933 as transactions by an issuer not involving any public offering. The registrant has made its own independent determination, based on its own investigation as to whether each person is:

o a sophisticated investor capable of assessing the risks inherent in a private offering;
o        able to bear the economic risk of his investment; and
o aware that the securities were not registered under the Securities Act of 1933 and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom.

     The transfer agent and registrar of the registrant will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an applicable exemption is determined.

     For additional information concerning these equity investment transactions, reference is made to the information contained under the caption "Related party transactions" in the form of prospectus included herein.

Exhibits

Number description

3.1(a)  Articles of incorporation of the registrant
3.2(a)  Bylaws of the registrant.
4.1(a)  Specimen common stock certificate.
4.2(b)  Warrant agreement between the registrant and XCL Partners dated
        January 31, 2003.
5.1     Opinion of Jonathan Ram Dariyanani, Esq.
10.1(a) Note agreement between the registrant and James Price, dated January 31,
        2003.
23.1    Consent of Hansen, Barnett & Maxwell, Certified Public Accountants
23.2    Consent of Jonathan Ram Dariyanani, Esq.  (included in Exhibit 5.1).

(a) Filed previously with the commission in registrant's Filing on Form SB-2 on March 31, 2003.
(b) Filed previously with the commission in registrant's Filing on Form SB-2 on July 3, 2003.

Undertakings


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our sole director and controlling person under the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one or more of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by one or more of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act or otherwise and will be governed by the final adjudication of such issue.



We hereby undertake:

(1) to file during any period in which we offer or sell securities, a post-effective amendment to this registration statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act; (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement; and (c) to include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

Signatures


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Monkton, State of Maryland on September 8, 2003.


Benacquista Galleries, Inc.

By: /s/ James Price
James Price, chief executive officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


By: /s/ James Price
   James Price, chief executive officer
   September 8, 2003

   /s/ James Price
   James Price, principal financial officer
   September 8, 2003

   /s/ James Price
   James Price, principal accounting officer
   September 8, 2003

   /s/ James Price
   James Price, director
   September 8, 2003

EXHIBIT INDEX


Number description
Exhibits

Number description

3.1 (a) Articles of incorporation of the registrant
3.2 (a) Bylaws of the registrant.
4.1(a)  Specimen common stock certificate.
4.2(b)  Warrant agreement between the registrant and XCL Partners dated
        January 31, 2003.
5.1     Opinion of Jonathan Ram Dariyanani, Esq.
10.1(a) Note agreement between the registrant and James Price, dated January 31,
        2003.
23.1    Consent of Hansen, Barnett & Maxwell, Certified Public Accountants
23.2    Consent of Jonathan Ram Dariyanani, Esq. (included in Exhibit 5.1).

(a) Filed previously with the commission in registrant's Filing on Form SB-2 on March 31, 2003.
(b) Filed previously with the commission in registrant's Filing on Form SB-2 on July 3, 2003.